Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-87034) pertaining to the 401(k) Plan of Gibraltar Steel Corporation and Profit Sharing and Retirement Plan of Gibraltar Strip Steel, Inc.

(2)	Registration Statement (Form S-8 No. 333-143582) pertaining to the Gibraltar Industries, Inc. 2005 Equity Incentive Plan.

(3)	Registration Statement (Form S-8 No. 333-147117) pertaining to the registration of 437,911 shares of its common stock related to the Gibraltar Industries, Inc. 2005 Equity Incentive Plan.

(4)	Registration Statement (Form S-8 No. 333-172588) pertaining to the registration of 750,000 shares of its common stock related to the Gibraltar Industries, Inc. 2005 Equity Incentive Plan.

(5)
Amendment No. 3 to the Registration Statement (Form S-8 No. 333-143582) and Amendment No. 3 to the Registration Statement (Form S-8 No. 333-172588) pertaining to the Gibraltar Industries, Inc. 2005 Equity Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-204415) pertaining to the Gibraltar Industries, Inc. 2015 Equity Incentive Plan;

of our reports dated February 18, 2016, with respect to the consolidated financial statements of Gibraltar Industries, Inc. and the effectiveness of internal control over financial reporting of Gibraltar Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Buffalo, New York
February 18, 2016